SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PACHOLDER HIGH YIELD FUND, INC.

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PACHOLDER HIGH YIELD FUND, INC.

8044 Montgomery Road, Suite 555

Cincinnati, OH 45236

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 11, 2008

February 29, 2008

To the Shareholders:

The Annual Meeting of the shareholders of Pacholder High Yield Fund, Inc. (the “Fund”) will be held on April 11, 2008, at 10:30 a.m., Eastern Time, at the Towers of Kenwood, 8044 Montgomery Road, East Tower in the First Floor Conference Room, Cincinnati, Ohio, for the following purposes:

1. To elect a Board of six Directors to serve until the next annual meeting and until their successors are elected and qualified;

2. To approve the amendment of one of the Fund’s investment restrictions to permit the Fund to write covered call options and purchase call options to close out open covered call options; and

3. To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.

The close of business on February 26, 2008 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

Jessica K. Ditullio
Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP ENSURE A QUORUM AT THE MEETING AND AVOID THE EXPENSE TO THE FUND OF FURTHER SOLICITATION.

PACHOLDER HIGH YIELD FUND, INC.

8044 Montgomery Road, Suite 555

Cincinnati, OH 45236

PROXY STATEMENT

Annual Meeting of Shareholders to be held on April 11, 2008

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Pacholder High Yield Fund, Inc. (the “Fund”) for use at the annual meeting of shareholders to be held on April 11, 2008 (the “Annual Meeting”) and at any adjournments thereof. If the enclosed proxy is executed properly and returned in time to be voted at the meeting, the shares represented will be voted according to the instructions contained therein. Executed proxies that are unmarked will be voted for the election of each nominee for director, for Proposal 2, and for or against any other matters acted upon at the meeting in the discretion of the persons named as proxies.

A proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person. This proxy statement and the related proxy card will be mailed to shareholders on or about February 29, 2008.

The Board has fixed the close of business on February 26, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, the Fund had outstanding                      shares of Common Stock and 2,640 shares of Series W Auction Rate Cumulative Preferred Stock. To the Fund’s knowledge, no person owned beneficially 5% or more of the outstanding shares of the Fund, as of the record date, [other than First Trust Portfolios L.P., First Trust Advisors L.P., and The Charger Corporation, 1001 Warrenville Road, Lisle, Ill 60532 (collectively, the “Reporting Persons”), which, pursuant to a Schedule 13G filed by the Reporting Persons with the U.S. Securities and Exchange Commission (“SEC”) on February 5, 2008, beneficially owned 620,183 shares of Common Stock which if still owned as of the record date, would be __% of the Fund’s outstanding Common Stock.] As of February 26, 2008, the directors and officers of the Fund as a group owned beneficially                      shares of the Common Stock of the Fund.

Holders of the Fund’s outstanding shares of Common Stock and Preferred Stock will vote together as a single class to elect four directors. As described herein under the section entitled “Proposal 1: Election of Directors,” holders of the Fund’s Preferred Stock will vote separately from holders of the Common Stock to elect two additional directors. As described herein under the section entitled “Proposal 2: Amendment of Investment Restriction on Covered Calls,” holders of Common Stock and Preferred Stock will vote together as a single class as to this matter. As to any other business that may properly come before the meeting, holders of the Common Stock and Preferred Stock may vote together as a single class or separately, depending on the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Maryland General Corporation Law and the Fund’s charter with respect to the item of business. Each full share of the Fund’s Common Stock or Preferred Stock is entitled to one vote and each fractional share of the Fund’s Common Stock or Preferred Stock is entitled to a proportionate share of one vote.

The presence in person or by proxy of the holders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the meeting but sufficient votes in favor of one or more proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shareholders present at the meeting in person or by proxy. The votes of shareholders indicating a vote against a proposal in their proxies will be cast against adjournment or postponement in respect of that proposal.

The Fund expects that broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal at the meeting. The Fund understands that, under the rules of the New York Stock Exchange (“NYSE”) and the American Stock Exchange (“AMEX”), such broker-dealers may grant authority to the proxies designated by the Fund to vote on the election of directors for the Fund if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. Certain broker-dealer firms may exercise discretion over shares held in their names for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

In tallying shareholder votes, abstentions, withhold authority votes and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote and either (i) the broker or nominee does not have discretionary voting power or (ii) the broker or nominee returns the proxy card but expressly declines to vote on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business. Under applicable law, abstentions, withhold authority votes and broker non-votes do not constitute votes “for” or “against” a matter and will be disregarded in determining “votes cast” on a proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against any adjournment.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board, based on the recommendation of the Nominating Committee, has nominated six candidates (each, a “Nominee” and collectively, the “Nominees”) for election as directors, each to hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified. The Nominees are Cheryl Ballenger, John F. Williamson, Jerry B. Lewis, John R. Rettberg, Kenneth Whipple, Jr. and John F. Ruffle. Mr. Williamson currently serves as a director of the Fund and was elected at the 2007 annual meeting of shareholders which was held on April 5, 2007. The other five Nominees are trustees of various open-end investment companies and private investment funds advised by J.P. Morgan Investment Management Inc. (“JPMIM”), the Fund’s investment adviser. JPMIM is a wholly owned subsidiary of JPMorgan Chase & Co., a leading global financial services firm with assets of $1.5 trillion and operations in more than 50 countries.

Currently, the Board consists of four directors. At its December 11, 2007 meeting, the Board, based upon the recommendation of the Nominating Committee, increased the number of directors of the Fund from four to six, with such increase to take effect immediately after the Annual Meeting. The increase in the number of directors and the nomination of the six Nominees is one of a series of initiatives that are designed to, among other things, further integrate administration of the Fund with the JPMorgan Funds following the July 1, 2004 merger of Bank One Corporation into JPMorgan Chase & Co., the acquisition by JPMorgan Investment Advisors Inc. in 2005 of Pacholder Associates, Inc.’s 51% ownership interest in Pacholder & Company, LLC (“P&C”), the predecessor investment adviser to the Fund, and the merger of P&C into JPMIM in 2006. Since July 1, 2004, JPMIM and its affiliates have actively taken steps to integrate the operations of JPMorgan’s fund business to the greatest extent possible in order to take advantage of operational and administrative efficiencies that are expected to be achieved by such integration. One such efficiency is the election of a combined board for the Fund and the funds of the J.P. Series Trust II, JPMorgan Institutional Trust, and the JPMorgan Private Funds (collectively, the “JPMorgan Alternative Products Funds”). Additional information concerning the board restructuring proposal and the Nominees is set forth below.

Description of the Board Restructuring Proposal. At the August 24, 2007 meeting of the Board, JPMIM and JPMorgan Funds Management, Inc. (“JPMFM”), the Fund’s administrator, presented a proposal (the “Proposal”) to restructure the Fund’s Board so that the same individuals would serve as directors of the Fund and as trustees of the JPMorgan Alternative Products Funds (the “Alternative Products Board”). The consolidated board for the Fund and the JPMorgan Alternative Products Funds would consist of six members, including one of the Fund’s current directors and all five existing members of the Alternative Products Board.

Cheryl Ballenger serves as the Chairman of the Alternative Products Board and the Proposal contemplates that, if elected as a director of the Fund, she would serve as Chairman of the Fund’s Board as well. The Alternative Products Board members serve as trustees for the following open-end investment companies and private funds: (1) J.P. Morgan Series Trust II Funds, a registered investment company which consists of five funds whose shares are sold to insurance company separate accounts to fund variable insurance products; (2) JPMorgan Institutional Trust, a registered investment company which consists of five1 funds whose shares are sold in reliance on private placement exemptions under Regulation D; and (3) JPMorgan Private Funds, which consist of seven funds whose shares that are sold in reliance on exemptions from registration under the Securities Act of 1933 and the 1940 Act. The JPMorgan Alternative Products Funds overseen by the Alternative Products Board represent a wide variety of asset classes. Such asset classes include (1) fixed income funds including high yield, structured debt, and emerging market debt, (2) international and emerging market funds, (3) equity funds including small, mid and large capitalization funds, and (4) index funds.

Nominating Committee and Board Consideration of Proposal. Subsequent to the Board meeting on August 24, 2007, the Nominating Committee requested and received from JPMIM and JPMFM additional information concerning the Proposal which included: (1) a description of the proposed changes to the size and composition of the Board; (2) a description of the collateral changes that are expected to flow from the Proposal including changes in committee structures and compensation and in service providers; (3) a discussion of how the Proposal would benefit the Fund and its shareholders; (4) a discussion of how the Proposal would affect the Fund’s expenses; and (5) information concerning the experience and qualifications of each member of the Alternative Products Board. In addition, the Nominating Committee met with the Alternative Products Board on September 19, 2007.

The Nominating Committee met on October 24, 2007 to review and consider the Proposal and the additional information that had been provided by JPMIM and JPMFM and to determine whether implementation of the Proposal would be in the best interest of the Fund and its shareholders. The Nominating Committee considered, among other things, the anticipated benefits of the Proposal to the Fund and its shareholders including (1) administrative and operational efficiencies created by having the Fund and the JPMorgan Alternative Products Funds overseen by boards composed of the same individuals; (2) the experience of the Alternative Products Board members including experience with the Fund’s and the JPMorgan Alternative Products Funds’ common service providers such as JPMIM, JPMFM, and JPMorgan Chase Bank, N.A., the Fund’s and the Alternative Products Funds’ custodian and fund accountant; and (3) the anticipated decrease in Fund expenses due to anticipated decreases in legal fees and director compensation expenses. With respect to Fund expenses, the Nominating Committee requested JPMFM and JPMIM to agree to cap certain expenses of the Fund in connection with implementation of the Proposal. In response to this request, JPMIM and JPMFM agreed that: (1) JPMFM would not propose an increase in the 10 basis point fee payable under the Fund’s administrative services contract for five years (i.e., through December 31, 2012); and (2) JPMFM and JPMIM would agree to cap director compensation expenses and legal fees payable by the Fund for five years (i.e., through December 31, 2012) at the amount of such compensation and fees for 2007 (exclusive of extraordinary director compensation and legal fees attributable to the Proposal). In this regard, the agreed-upon cap will not apply to director compensation expenses for special meetings or to legal fees incurred with respect to matters not in the ordinary course of the Fund’s business.

1	Two of the funds of JPMorgan Institutional Trust have not commenced operations.

The Nominating Committee met again on December 11, 2007. At the meeting, the Nominating Committee considered the information provided by JPMIM and JPMFM, the experience and qualifications of the Nominees, and JPMIM’s and JPMFM’s agreement to cap certain Fund expenses as described above. Based on its review, the Nominating Committee determined that the Proposal was in the best interest of the Fund and its shareholders. Accordingly, the Nominating Committee approved the Proposal and recommended that the full Board take the actions necessary to implement the Proposal. At its meeting on December 11, 2007, the Board reviewed the recommendation of the Nominating Committee. After consideration of the benefits to the Fund and its shareholders, the Board adopted the resolutions necessary to implement the Proposal including resolutions to: (1) increase the number of directors of the Fund from four to six effective immediately after the Annual Meeting; and (2) nominate the Nominees for election at the Annual Meeting.

Information concerning Nominees. Each Nominee has consented to being named in this proxy statement and has agreed to serve as a director of the Fund if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board may recommend. There are no family relationships among the Nominees.

The following tables set forth information concerning the Nominees.

Name, Address and Age	Positions held with the Fund, Term of Office, and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[4] Overseen by Nominee	Other Directorships Held by Nominee[6]
Non-Interested Nominees

John F. Williamson[1] Age 69	Chairman and Director; Elected annually; Chairman of the Board since February 2004 and Director since 1991	Retired; Chairman and President, Williamson Associates, Inc. (investment adviser) January 1997 to June 2002; Director of ICO Inc. (energy company), April 1995 to May 2002, Chairman from June 2001 to May 2002	11[5]	None

Cheryl Ballenger[2] Age 52	None	Mathematics Teacher, Vernon Hills High School (August 2004 – Present); Mathematics Teacher, Round Lake High School (2003-2004) and formerly Executive Vice President and Chief Financial Officer, Galileo International Inc. (travel technology)	11[5]	None

Jerry B. Lewis[2] Age 68	None	Retired; formerly President, Lewis Investments Inc. (registered investment adviser); previously, various managerial and executive positions at Ford Motor Company (Treasurer’s Office, Controller’s Office, Auditing and Corporate Strategy)	11[5]	None

John R. Rettberg[2] Age 70	None	Retired; formerly Corporate Vice President and Treasurer, Northrop Grumman Corporation (defense contractor)	11[5]	None

Kenneth Whipple, Jr.[2] Age 73	None	Chairman (2002-Present) and CEO (2002-2004), CMS Energy	11[5]	Director of CMS Energy and Korn Ferry International (executive recruitment)

Interested Nominees

John F. Ruffle[2,3] Age 70	None	Retired; formerly Vice Chairman, J.P. Morgan Chase & Co. Inc. and Morgan Guaranty Trust Co. of NY	11[5]	Trustee of Johns Hopkins University and Director of American Shared Hospital Services

1.	The address for this Nominee is 8044 Montgomery Road, Suite 555, Cincinnati, OH 45236.

2.	The address for this Nominee is 245 Park Avenue, New York, NY 10167

3.	The Board has designated Mr. Ruffle as an “interested person” at his request because, until his retirement in 1993, he was an executive officer of the parent company of JPMIM.

4.	“Fund Complex” comprises the Fund and the 10 funds of the registered investment companies overseen by the Alternative Products Board. As private investment funds, the seven funds of JPMorgan Private Funds are not included. If the Nominees are elected, they will oversee all funds in the Fund Complex and JPMorgan Private Funds.

5.	The 11 funds include the Fund as well as the 10 registered investment companies overseen by the Alternative Products Board. As of the date of this proxy statement, Mr. Williamson serves as a director of the Fund only and the other Nominees serve as trustees/directors of 10 funds. If all Nominees are elected as directors of the Fund, as directors/trustees they will oversee 11 funds as well as the seven funds of JPMorgan Private Funds.

6.	Includes a company with a class of securities registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act, other than the Fund.

Shareholder Approval. Under the Fund’s charter, the holders of the outstanding shares of Series W Auction Rate Cumulative Preferred Stock, voting as a separate class, are entitled to elect two directors and the holders of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, are entitled to elect the remaining directors of the Fund. The Board has nominated Ms. Ballenger and Mr. Williamson for election by holders of the Preferred Stock and Messrs. Lewis, Rettberg, Whipple and Ruffle for election by the holders of the Common Stock and Preferred Stock. The directors will be elected by a plurality of the votes cast at the meeting, provided that a quorum is present. Votes to withhold authority will not be considered votes cast for this purpose.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Fund Shares Owned by Directors/Nominees

The following table sets forth, for each Nominee, the dollar range of equity shares beneficially owned in the Fund as of February 26, 2008. The information as to beneficial ownership is based on statements furnished to the Fund by each Nominee. Beneficial ownership means having directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, a direct or indirect pecuniary interest in shares of the Fund, and includes shares of the Fund held by members of the person’s immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted. Unless otherwise noted, each Nominee’s individual beneficial shareholdings of the Fund constitute less than 1% of the outstanding shares of the Fund.

Name of Director/Nominee	Dollar Range of Fund Shares Beneficially Owned[1]	Aggregated Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies[2]
John F. Williamson	$50,001 to $100,000
Cheryl Ballenger
Jerry B. Lewis
John R. Rettberg
Kenneth Whipple, Jr.
John Ruffle*

(1)	The Fund does not offer any pension or retirement plan benefits to its directors or officers.

(2)	“Family of Investment Companies” does not include the JPMorgan Alternative Products Funds.

*	The Board has designated Mr. Ruffle as an “interested person” at his request because, until his retirement in 1993, he was an executive officer of the parent company of JPMIM.

Audit Committee, Nominating Committee and Board Meetings

The Board has an audit committee composed entirely of directors who are not “interested persons” of the Fund, the Fund’s investment adviser or its affiliates as that term is defined in the 1940 Act (the “Audit Committee”). The current members of the Audit Committee are George D. Woodard, Daniel A. Grant and John F. Williamson. The Audit Committee operates pursuant to a written charter, which was most recently amended on May 24, 2004 and reviewed on December 11, 2007. The Audit Committee is responsible for conferring with the Fund’s independent accountants, reviewing the scope and procedures of the year-end audit, reviewing annual and semi-annual financial statements and recommending the selection of the Fund’s independent accountants. In addition, the Audit Committee may address questions arising with respect to the valuation of certain securities in the Fund’s portfolio. George D. Woodard, Chairman of the Audit Committee, has been designated as an audit committee financial expert. Mr. Woodard is an independent director of the Fund. The report of the Audit Committee, as approved on February 26, 2008, is attached to this proxy statement as Appendix 1.

The Board has a nominating committee composed entirely of directors who are not “interested persons” of the Fund, the Fund’s investment adviser or its affiliates as that term is defined in the 1940 Act (the “Nominating Committee”). The members of the Nominating Committee are George D. Woodard, Daniel A. Grant and John F. Williamson. The Nominating Committee operates pursuant to a written charter (the “Nominating Committee Charter”), which was last amended on December 12, 2006 and reviewed on December 11, 2007. The Nominating Committee is responsible for identifying, evaluating and recommending for nomination, candidates for election as directors of the Fund. The Nominating Committee may consider candidates submitted by current directors, the Fund’s investment adviser or its affiliates, shareholders of the Fund or other appropriate sources. Shareholders can submit recommendations in writing to the attention of the Nominating Committee at 8044 Montgomery Road, Suite 555, Cincinnati, Ohio 45236. A candidate should have certain characteristics, such as a very high level of integrity, appropriate experience, and a commitment to fulfill the fiduciary duties inherent in board membership.

The Nominating Committee will consider and evaluate candidates submitted by shareholders on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The Nominating Committee also will consider the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the Board’s overall effectiveness. A detailed description of the criteria used by the Nominating Committee as well as the information required to be provided by shareholders submitting candidates for consideration is set forth in the Nominating Committee Charter.

During the fiscal year ended December 31, 2007, the Board met five times. All directors attended all of the Board meetings. The Audit Committee held four meetings during 2007 at which all committee members were in attendance. The Nominating Committee met twice during 2007 at which all committee members were in attendance. The Board does not have a formal policy regarding director attendance at the Fund’s annual meetings. There was one director in attendance at the Fund’s 2007 annual meeting of shareholders.

It is contemplated that, if elected, the new directors will appoint the members of the Audit Committee and Nominating Committee. It is also anticipated that Jerry B. Lewis will be presented to the Fund’s Board to be designated as an audit committee financial expert. Mr. Lewis has been designated as an audit committee financial expert of the JPMorgan Alternative Products Funds.

Officers of the Fund

The officers of the Fund are elected by and hold office at the discretion of the Board. The following table sets forth information concerning each executive officer of the Fund as well as the Chief Compliance Officer and the Secretary. Except as indicated below, the officers have served in these capacities since October 20, 2006.

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Gary J. Madich, CFA 1111 Polaris Parkway, Columbus, OH 43271 Age 52	President	Position held since October 20, 2006.	Managing Director and Chief Investment Officer of JPMorgan Investment Advisors Inc. (formerly Banc One Investment Advisors Corporation).

Patricia A. Maleski 245 Park Avenue New York, NY 10167 Age 47	Vice President	Position held since May 21, 2007.	Managing Director, JPMorgan Funds Management, Inc.; Head of Funds Administration and Board Liaison; previously, Treasurer, JPMorgan Funds. Ms. Maleski has been with JPMorgan Chase & Co. since 2001.

Stephanie J. Dorsey 1111 Polaris Parkway Columbus, OH 43240 Age 38	Treasurer	Position held since May 21, 2007.	Vice President, JPMorgan Funds Management, Inc.; Director of Mutual Fund Administration, JPMorgan Funds Management, Inc. (formerly One Group Administrative Services), from 2004 to 2005; Ms. Dorsey worked for JPMorgan Chase & Co. (formerly Bank One Corporation) from 2003 to 2004; prior to joining Bank One Corporation, she was a Senior Manager specializing in Financial Services audits at PricewaterhouseCoopers LLP from 1992 to 2002.

Jessica K. Ditullio 1111 Polaris Parkway Columbus, OH 43240 Age 45	Secretary	Position held since October 20, 2006	Vice President and Assistant General Counsel, JPMorgan Chase & Co. since 2005; Ms. Ditullio has served as an attorney with various titles for JPMorgan Chase & Co. (formerly Bank One Corporation) since 1990.

Penny D. Grandominico 1111 Polaris Parkway Columbus, OH 43240 Age 58	Chief Compliance Officer	Position held since October 20, 2006	Vice President and Compliance Manager, JPMorgan Chase & Co. since February 2006; from August 2004 until February 2006, Compliance Director, BISYS Fund Services, Inc.; from March 1999 to August 2004, Compliance Manager, Banc One Investment Advisors Corporation.

Compensation of Directors and Officers

For the fiscal year ended December 31, 2007, the Fund paid each director who is not an employee of the Fund’s investment adviser or any corporate affiliate of the adviser an annual fee of $15,000 plus $1,750 for each meeting of the Board, Audit Committee, or Nominating Committee attended in person or $1,000 for each meeting attended by telephone, and reimbursed such directors for travel and other out-of-pocket expenses incurred by them in connection with attending in-person meetings. For the period beginning January 1, 2008 and ending upon the election of directors at the Annual Meeting, the Fund pays each director who is not an employee of the Fund’s investment adviser or any corporate affiliate of the adviser a base retainer fee of $5,000 plus $1,750 for each meeting of the Board, Audit Committee, or Nominating Committee attended in person or $1,000 for each meeting attended by telephone, and reimburses such directors for travel and other out-of-pocket expenses incurred by them in connection with attending in-person meetings.

The officers of the Fund receive no direct remuneration from the Fund. The Fund’s officers are compensated by advisory affiliates of JPMorgan Chase & Co. for services rendered to the Fund.

The following table sets forth the information concerning the compensation paid by the Fund to the Nominees during the fiscal year ended December 31, 2007.

Name and Position	Aggregate Compensation From the Fund[1]	Aggregate Compensation from the Fund Complex[2]
John F. Williamson Chairman of the Board	$33,500	$33,500
Cheryl Ballenger Nominee	None	$36,000
Jerry B. Lewis Nominee	None	$36,000
John R. Rettberg Nominee	None	$36,000
Kenneth Whipple, Jr. Nominee	None	$36,000
John F. Ruffle* Nominee	None	$36,000

(1)	The Fund does not offer any pension or retirement plan benefits to its directors or officers.

(2)	“Fund Complex” comprises the Fund and the 10 funds within the JPMorgan Alternative Products Funds. As private investment funds, the seven funds of JPMorgan Private Funds are not included in this number.

*	The Board has designated Mr. Ruffle as an “interested person” at his request because, until his retirement in 1993, he was an executive officer of the parent company of JPMIM.

Procedures for Communications to the Board

The Board has adopted a process for shareholders to send communications to the Board. To communicate with the Board or an individual director, a shareholder must send written communications to 8044 Montgomery Road, Suite 555, Cincinnati, Ohio 45236, addressed to the Board of Directors of Pacholder High Yield Fund, Inc. or the individual director. All shareholder communications received in accordance with this process will be forwarded to the Board or the individual director.

PROPOSAL 2: Amendment of Investment Restriction on Covered Calls

The Fund has an investment restriction prohibiting the Fund from writing or purchasing call options. This restriction has been designated as a fundamental policy, which means that it may only be changed with the approval of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act. The Board is proposing that shareholders approve the amendment of the restriction to permit the Fund to utilize the strategy of selling covered calls, using listed options contracts on the Fund’s holdings in shares of companies for which there are also listed options, and to “close out” an option position by purchasing identical options in the open market.

The current investment restriction provides as follows:

The Fund may not make short sales of securities or purchase securities or evidences of interests therein on margin (except it may make covered short sales of securities and obtain short-term credit necessary for the clearance of transactions) or write or purchase put or call options (except to the extent that a purchase of a stand-by commitment may be considered the purchase of a put).

If the proposed amendment is approved by shareholders, the investment restriction would be amended to read as follows (new text is underscored):

The Fund may not make short sales of securities or purchase securities or evidences of interests therein on margin (except it may make covered short sales of securities and obtain short-term credit necessary for the clearance of transactions) or write or purchase put or call options (except to the extent that a purchase of a stand-by commitment may be considered the purchase of a put and except it may write covered call options using listed call options on shares that it holds or has the right to acquire and it may purchase call options to close an open covered call position).

From time to time, primarily as the result of bankruptcy reorganizations, the Fund receives shares of companies for which there also are listed options. In these situations, the Fund’s investment adviser, JPMIM, would like the ability to utilize the strategy of selling covered calls, using listed options contracts on the Fund’s holdings in such shares.

Selling covered calls involves selling call options. A call options gives the buyer the option to purchase the shares underlying the call option at a fixed price, referred to as the exercise price, until a fixed date on which the option expires. Selling a “covered” call means that the seller of the call option owns the shares underlying the option. The Fund would receive the price paid for a call option (known as an option premium) in cash at the time of the sale of the option. The purchaser would have the right to exercise the call option at any time prior to the expiration of the option to purchase the shares underlying the option for the fixed exercise price per share. If the purchaser would elect to exercise the call option, the purchaser would deliver the exercise price for the purchase of the underlying shares to the Fund in cash and the Fund would deliver the shares on which the option is exercised to the purchaser. If the option would expire unexercised, the Fund would keep the cash for the option premium and the underlying shares. The Fund also could “close out” the option position by purchasing an identical option in the open market.

Although selling covered calls has the ability of limiting the upside potential of the underlying shares to the sum of the option premium and the exercise price, selling covered calls would provide the Fund with income or share price appreciation in the form of the option premium. The strategy also provides some benefit to the Fund if the value of the underlying shares declines because the Fund would receive the option premium to offset a portion of the downside risk of owning the shares.

Approval of Proposal 2 will require the affirmative vote of a majority of the outstanding voting shares of the Fund. A “vote of a majority of the outstanding voting securities” of the Fund means the vote: (a) of 67% or more of the voting securities present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is the less. For this purpose, the holders of the Common Stock and Series W Auction Rate Cumulative Preferred Stock will vote together as a single class. Abstentions and broker non-votes will not be considered votes cast and, for purposes of clause (a) above, will have the same effect as votes cast against the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

OTHER BUSINESS

The management of the Fund knows of no other business that may come before the Annual Meeting. If any additional matters are properly presented at the meeting, the persons named in the accompanying proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

INFORMATION CONCERNING THE ADVISER AND THE ADMINISTRATOR

J.P. Morgan Investment Management Inc., 245 Park Avenue, New York, NY 10167 serves as the Fund’s investment adviser. JPMorgan Funds Management, Inc., 1111 Polaris Parkway, Columbus, OH 43240 serves as the Fund’s administrator. J.P. Morgan Funds Management, Inc. and J.P. Morgan Investment Management Inc. are indirect wholly owned subsidiaries of JPMorgan Chase & Co.

INFORMATION CONCERNING THE INDEPENDENT AUDITORS

The Board has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditors for the Fund for the fiscal year ending December 31, 2008. PwC will also prepare the Fund’s federal and state income tax returns and provide certain permitted non-audit services. PwC, in accordance with Independence Standards Board Standard No. 1, has confirmed to the Audit Committee that they are independent auditors with respect to the Fund. The Audit Committee has considered whether the provision by PwC to the Fund of non-audit services to the Fund or of professional services to the Fund’s investment adviser and entities that control, are controlled by or are under common control with the adviser is compatible with maintaining PwC’s independence and has discussed PwC’s independence with them. Representatives of PwC are not expected to be present at the Annual Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence. PwC served as the Fund’s independent auditors for the fiscal years ended December 31, 2006 and 2007.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the audit of the Fund’s annual financial statements, and the review of the financial statements included in the Fund’s reports to shareholders, for the fiscal years ended December 31, 2006 and 2007 were $73,600 and $61,400, respectively.

Audit Related Fees

The aggregate fees billed by PwC for professional services rendered reasonably related to the performance of the audit or review of the Fund’s financial statements for the fiscal years ended December 31, 2006 and 2007 were $5,000 and $9,000, respectively. Audit related fees include amounts for attestation services and review of internal controls.

Tax Fees

The aggregate fees billed by PwC for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2007 were $4,300 and $4,500, respectively. Tax fees include amounts for tax compliance, tax planning and tax advice.

All Other Fees

The aggregate fees billed PwC by for professional services rendered for services other than audit, audit related, and tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2007 were $0 and $0, respectively. These fees include amounts for research regarding the booking of certain assets.

The aggregate non-audit fees billed by PwC for professional services rendered to the Fund, the Fund’s investment adviser, and any entity controlling, controlled by, or under common control with the adviser for the fiscal years ended December 31, 2006 and December 31, 2007 were $57,074,000 and $            , respectively. All non-audit services discussed above were pre-approved by the Audit Committee, who considered whether these services were compatible with maintaining PwC’s independence.

SOLICITATION OF PROXIES

In addition to solicitation by mail, solicitations on behalf of the Board may be made by personal interview, telegram and telephone. Certain officers and regular agents of the Fund, who will receive no additional compensation for their services, may use their efforts, by telephone or otherwise, to request the return of proxies. In addition, ComputerShare Fund Services may make solicitations on behalf of the Board by telephone or other means at a cost of approximately $16,000 plus the expense of any solicitation. The costs of the Annual Meeting, including the costs of preparing, assembling, mailing and transmitting proxy materials and of soliciting proxies on behalf of the Board, will be borne by the Fund. The Fund will reimburse, upon request, broker-dealers and other custodians, nominees and fiduciaries for their reasonable expenses of sending proxy solicitation materials to beneficial owners.

SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

Based upon a review of copies of the forms received by the Fund, all directors and officers of the Fund, and any person who owns more than 10% of the Fund’s outstanding securities have filed on a timely basis with the SEC the reports of beneficial ownership of Fund shares required by Section 16(a) of the Exchange Act for the Fund’s fiscal year ended on December 31, 2007.

SHAREHOLDER PROPOSALS

To be considered for presentation at the Fund’s 2009 annual meeting of shareholders, a shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received at the Fund’s principal office c/o the Secretary of the Fund no later than the close of business November 1, 2008. Written notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 must be delivered to the Fund’s principal office c/o the Secretary of the Fund no later than the close of business on January 28, 2009 and no earlier than on December 28, 2008. In order to be included in the Fund’s proxy statement and form of proxy, a shareholder proposal must comply with all applicable legal requirements. Timely submission of a proposal does not guarantee that such proposal will be included.

SHAREHOLDER REPORTS

The Fund’s Annual Report for the fiscal year ended December 31, 2007 may be obtained without charge by calling the Fund toll free at 1-888-294-8217 or by writing to Pacholder High Yield Fund, Inc., 8044 Montgomery Road, Suite 555, Cincinnati, OH 45236. [To reduce expenses and conserve natural resources, a single copy of the proxy will be sent to individual shareholders who share a residential address, provided they have the same last name or the Fund reasonably believes they are members of the same family. If you would like to receive a separate copy of the proxy without charge, please call the Fund toll free at 1-888-294-8217 or write the Fund at: Pacholder High Yield Fund, Inc., 8044 Montgomery Road, Suite 555, Cincinnati, OH 45236.]

Appendix 1

PACHOLDER HIGH YIELD FUND, INC.

(the “Fund”)

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Fund met on February 26, 2008 to review the Fund’s audited financial statements for the fiscal year ended December 31, 2007. The Audit Committee operates pursuant to a charter last amended May 24, 2004 and reviewed by the Audit Committee on December 11, 2007, that sets forth the roles of the Fund’s management, independent auditors, the Board of Directors and the Audit Committee in the Fund’s financial reporting process. Pursuant to the charter, the Fund’s management is responsible for the preparation, presentation and integrity of the Fund’s financial statements, internal controls, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for the Fund are responsible for planning and carrying out proper audits and reviews. The role of the Audit Committee is to assist the Board of Directors in its oversight of the financial reporting process by, among other things, reviewing the scope and results of the Fund’s annual audit with the Fund’s independent auditors and recommending the initial and ongoing engagement of such auditors.

In performing its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the Fund’s management and its independent auditors, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1. The Audit Committee also has discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP.

Members of the Audit Committee rely without independent verification on the information provided and the representations made to them by management and PricewaterhouseCoopers LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not guarantee that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact “independent.”

Based upon this review and related discussions, and subject to the limitations on the role and responsibilities of the Audit Committee set forth above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Fund’s Annual Report for the year ended December 31, 2007.

This report has been approved by all of the members of the Audit Committee (whose names are listed below), each of whom has been determined to be independent pursuant to Section 121(A) of the American Stock Exchange’s listing standards.

Submitted by the Audit Committee of the Fund’s Board of Directors

George D. Woodard
(Chairman)

Daniel A. Grant
John F. Williamson

As approved on February 26, 2008

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

PROXY	PACHOLDER HIGH YIELD FUND, INC.	PROXY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 11, 2008

Common Stock, $.01 Par Value

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William J. Morgan, James E. Gibson and James P. Shanahan, Jr., and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock, par value $.01 per share, of Pacholder High Yield Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 11, 2008, and at any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

999 9999 9999 999

Please sign exactly as your name appears on this Proxy. An executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign, ALL JOINT OWNERS MUST SIGN. If a corporation, please provide the full name of the corporation and the name of the authorized officer signing on its behalf.

Signature

Signature (if held jointly)

, 2008
Date JPM_18614_021308_A

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

The Board of Directors recommends a vote FOR the listed nominees.

PLEASE MARK VOTES AS IN THIS EXAMPLE:    ¢

		FOR	WITHHOLD	FORALL
1. Election of Directors:				EXCEPT

01. Jerry B. Lewis	02. John R. Rettberg	☐	☐	☐
03. Kenneth Whipple, Jr.	04. John F. Ruffle

To withhold your vote for any nominee(s), mark the “For All Except” box and write the nominee’s number on the line provided below.

___________________________________________________________________________
		FOR	AGAINST	ABSTAIN
2. Amendment of Investment Restriction on Covered Calls.		☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

JPM_18614_021308_A

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

PROXY	PACHOLDER HIGH YIELD FUND, INC.	PROXY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 11, 2008

Series W Auction Rate Cumulative Preferred Stock, $.01 Par Value

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William J. Morgan, James E. Gibson and James P. Shanahan, Jr., and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Series W Acution Rate Cumulative Preferred Stock, par value $.01 per share, of Pacholder High Yield Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 11, 2008, and at any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

999 9999 9999 999

Please sign exactly as your name appears on this Proxy. An executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign, ALL JOINT OWNERS MUST SIGN. If a corporation, please provide the full name of the corporation and the name of the authorized officer signing on its behalf.

Signature

Signature (if held jointly)

, 2008
Date JPM_18614_021308_B

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

The Board of Directors recommends a vote FOR the listed nominees.

PLEASE MARK VOTES AS IN THIS EXAMPLE:    ¢

			FOR	WITHHOLD	FOR ALL
1. Election of Directors:					EXCEPT

01. Jerry B. Lewis	02. John R. Rettberg	03. Kenneth Whipple, Jr.	☐	☐	☐
04. John F. Ruffle	05. John F. Williamson	06. Cheryl Ballenger

To withhold your vote for any nominee(s), mark the “For All Except” box and write the nominee’s number on the line provided below.

___________________________________________________________________________
			FOR	AGAINST	ABSTAIN
2. Amendment of Investment Restriction on Covered Calls.			☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

JPM_18614_021308_B